UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2010

NTS MORTGAGE INCOME FUND
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-18550 (Commission file number)	61-1146077 (IRS Employer Identification No.)
10172 Linn Station Road Louisville, Kentucky 40223 (Address of principal executive offices)
(502) 426-4800 (Registrant’s telephone number, including area code)
N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On October 27, 2010, Asset Management, L.L.C., a Virginia limited liability company, (“AM”) executed a purchase and sale agreement (the “Agreement”) dated as of October 15, 2010, in which AM will acquire the assets of Fawn Lake Country Club from NTS/Virginia Development Company (“NTS/VA”).  NTS/VA is a wholly owned subsidiary of the NTS Mortgage Income Fund (the “Corporation”).  Fawn Lake Community Association and Fawn Lake Country Club, both Virginia non-stock corporations, joined in the execution of the Agreement for the purpose of making certain covenants, undertakings and/or representations expressly attributable to them within the Agreement.

The purchase price for the Fawn Lake Country Club assets is $2.5 million, subject to customary prorations.  The closing is expected to occur in November 2010 subject to certain contingencies.  The net proceeds of the sale will be used to repay obligations of NTS/VA or the Corporation to PNC Bank National Associates and other creditors.

There can be no assurance that AM will receive the necessary financing or that the sale will close without material changes to the terms of the Agreement.

A copy of the executed purchase and sale agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated in its entirety in this Item 1.01 disclosure by reference.

Item 9.01.  Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: N/A
(b)	Pro Forma Financial Information: N/A
(c)	Shell Company Transactions: N/A
(d)	Exhibits:
	10.1	Purchase and Sale Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NTS MORTGAGE INCOME FUND, a Delaware corporation

By:	/s/ Gregory A. Wells
Name:	Gregory A. Wells
Title:	Secretary/Treasurer/Chief Financial Officer
Date:	October 29, 2010

3